EXHIBIT 10.28


                             DISTRIBUTION AGREEMENT


                          THE SINGING MACHINE CO. INC.

                                        &

                                ARBITER GROUP PLC
                                (UNITED KINGDOM)


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THIS DISTRIBUTION AGREEMENT is made the 1st day of April 2003.


BETWEEN  :-


(1) THE SINGING MACHINE CO. INC., incorporated in United States of America, with registered office address at 6601 Lyons Road, Building A-7, Coconut Creek, Florida 33073, United States of America ("the Supplier"); and

(2) ARBITER GROUP PLC, with registered office address at Wilberforce Road, London, United Kingdom ("the Distributor").

NOW IT IS HEREBY AGREED as follows:-


1.       INTERPRETATION

1.1      In this Agreement, unless the context otherwise requires:-

         "FORCE MAJEURE"                  means, in relation to either
                                          party, any circumstances beyond the
                                          reasonable control of that party
                                          (including, without limitation, any
                                          strike, lock-out or other form of
                                          industrial action).

         "INTELLECTUAL PROPERTY"          means any patent, copyright,
                                          registered design, trade mark or other
                                          industrial or intellectual property
                                          right subsisting in the Territory in
                                          respect of the Products, and
                                          applications for any of the foregoing.

         "INVOICE VALUE"                  means the sums invoiced by the
                                          Supplier to the Distributor in respect
                                          of any Products, less any applicable
                                          value added tax or other taxes, duties
                                          or levies, excluding the amounts of
                                          transport or insurance.

         "PRODUCTS"                       means Home Karaoke Systems CD+Graphics
                                          software formats, CD karaoke players
                                          as well as Cassette tape and DVD
                                          karaoke players, under the label of
                                          "The Singing Machine" set out in The
                                          Singing Machine Catalogue under the
                                          cover of SCHEDULE 1 to this Agreement
                                          and future models from the Supplier
                                          under the same criteria.
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         "RESTRICTED INFORMATION"         means any information
                                          which is disclosed to The Distributor
                                          by the Supplier or to the Supplier by
                                          the Distributor pursuant to or in
                                          connection with this Agreement
                                          (whether orally or in writing, and
                                          whether or not such information is
                                          expressly stated to be confidential or
                                          marked as such).

         "TERRITORY"                      means United Kingdom and Ireland.


         "TRADE MARKS"                    REGISTERED TRADEMARK OF "THE
                                          SINGING MACHINE" AND "KARAOKE VISION",
                                          whether or not the same have been duly
                                          registered in the Territory.

         "US DOLLARS"                     means the lawful currency of the
                                          United States of America.

1.2 The headings in this Agreement are for convenience only and shall not affect its interpretation.

2.       APPOINTMENT OF DISTRIBUTOR

2.1 The Supplier hereby appoints the Distributor as its sole and exclusive distributor for the sale of all Singing Machine Products in the Territory and the Distributor agrees to act in that capacity subject to the terms and conditions of this Agreement. SMC also agrees not to supply other Karaoke related products to anybody else within the territory.

3.       SUPPLY OF THE PRODUCTS

3.1 The Distributor shall for the Products to be supplied hereunder, be responsible for:
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         3.1.1    ensuring the accuracy of the purchase contracts issued to the
                  Supplier;

         3.1.2 providing the Supplier with any information which is necessary in order to enable the Supplier to fulfill the order and to comply with the labeling, marketing and other applicable legal requirements in the Territory; and

         3.1.3 obtaining any necessary import licenses, or other requisite documents, and paying all applicable customs, duties and taxes in respect of the importation of the Products into the Territory and their resale in the Territory.

3.2 The Distributor agrees to pay for artwork that the Supplier provides on behalf of the Distributor for packaging, owner's manuals, website and/or promotional materials to be used in relation to the Products, if different from the Supplier's standard packaging:-

         3.2.1 developed films and/or colour separations or printing proofs for the aforesaid materials and/or for the aforesaid purposes;

         3.2.2 the Distributor agrees to provide appropriate and accurate legal markings and descriptions required by the applicable laws and rules in the Territory in respect to clause 3.2 above.

3.3 For the avoidance of doubt, all the Intellectual Property rights in respect of the packaging, manuals, website and materials mentioned in clause 3.2 above shall belong to the Distributor. The Distributor undertakes not to use it for any other products without the consent of the Supplier.

3.4 The Distributor shall defend and indemnify the Supplier against any claim, loss, damages, liability and costs or expenses which the Supplier may incur arising out of any errors or omission in or in the infringement of Intellectual Property rights of any third party arising out of the packaging, manuals, website and materials mentioned in clause 3.2 above including without limitation such loss, liability and costs incurred as a result of defending or settling a claim alleging such liabilities.

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3.5      The Supplier shall indemnify the Distributor against any claims, liability, cost or expense which the Distributor may incur arising out of the use of cassette deck mechanism, CD deck mechanism, DVD player etc., without appropriate licenses.

4.       PAYMENT FOR THE PRODUCTS

4.1 All of the Products to be supplied by the Supplier pursuant to this Agreement shall be sold on F.O.B. (free on board) China and/or Hong Kong basis in US Dollars, and as such the Distributor shall, in addition to the Invoice Value, be liable for arranging and paying all costs of transport and insurance.

4.2 Unless otherwise agreed in writing in an individual purchase contract entered into between the parties hereto in respect of the Products, payment by the Distributor and accepted by the Supplier shall be made by Letter of credit and D/A, (documents against payment), interest for Distributor's account.

5.       MARKETING OF THE PRODUCTS

5.1 The Distributor shall use its best endeavours to promote and maximize the sale of the Products throughout the Territory through its own channels and through third party customers, who is in the Distributor's opinion qualified.

5.2 In connection with the promotion and marketing of the Products, the Distributor shall make it clear, in all dealings with customers and prospective customers, that it is acting as distributor of the Products.

5.3 The Distributor shall use its best endeavours to provide the Supplier with a sale and marketing plan inclusive of advertising, promotion and selling materials on an annual basis to be revised every 12 months.

5.4 The Distributor agrees not to manufacture or act as distributor for any goods of the same description as the Products unless a prior written consent shall have been granted by the Supplier.
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5.5      The Distributor agrees not to produce or distribute other products bearing the Supplier's labels and Trade Marks without prior approval of the Supplier.

5.6 The Distributor agrees not to sell Products via their website unless shipments of these sales are made within the Territory.

5.7 Prices shall be agreed upon at the beginning of each year by both the Supplier and the Distributor and such prices shall be quoted in US Dollars.

5.8 The Distributor shall obtain written packaging design approval from the Supplier.

6.       SUPPORT AND TRAINING

6.1 The Supplier shall at its own cost from time to time provide the Distributor with such catalogues, brochures and up to date information concerning the Products as the Supplier may consider appropriate or as the Distributor may reasonably require in order to assist the Distributor with the sale of the Products in the Territory, and the Supplier shall endeavour to answer as soon as possible any technical enquiries concerning the Products which are made by the Distributor or its customers.

7.       AFTER SALES SERVICE

7.1 The Supplier agrees to provide spare parts for the products of the Distributor's choice in the equivalent value of 1% of the total annual Invoice Value free of charge provided that the Distributor shall be responsible to pay all costs and expenses in respect of arranging for and/or transporting such spare parts to be delivered to the Territory.

8.       INTELLECTUAL PROPERTY

8.1 Subject to clause 3.3, the Distributor hereby covenants with the Supplier that unless with a prior written consent of the Supplier, the Distributor shall not make use of and/or take advantage of the Intellectual Property rights of the Supplier during the term of this Agreement.


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9.       TECHNICAL AND PATENTS IMPROVEMENTS

9.1 Subject to clause 3.3, all Intellectual Property rights arising from or incidental to any enhancements, improvements or extensions to the Products or any part thereof, whether designed or invented by the Supplier or the Distributor, shall belong to the Supplier, whether or not the same have been duly registered in the Territory.

10.      WARRANTIES AND LIABILITY

10.1 The Distributor shall be responsible to give the Supplier up-to-date and accurate information and advice on the specifications, requirements, laws and regulations relating to the manufacturing, sale, distribution and safety of the Products in the Territory.

11.      FORCE MAJEURE

11.1 If either party is affected by Force Majeure it shall forthwith notify the other party of the nature and extent thereof. Neither party shall be deemed to be in breach of this Agreement, or otherwise be liable to the other, by reason of any delay in performance, or non-performance, of any of its obligations hereunder to the extent that such delay or non-performance is due to any Force Majeure of which if has notified the other party; and the time for performance of that obligation shall be extended accordingly.

12.      DURATION AND TERMINATION

12.1 This Agreement shall deem to have commences on April 1, 2003 for a term of 5 years (April 1, 2003 to March 31, 2008) and during the term of this Agreement, either party may terminate this Agreement by giving to the other not less than 6 months written notice expiring at or at any time after the end of that period.

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         The agreement will be automatically extended for one year unless either the Distributor or the Supplier notifies the other in writing six months prior the end of the then current contract term that it does not intend to renew the agreement.

13.      NON-COMPETITION

13.1 The Distributor hereby covenants with the Supplier that neither the Distributor nor any of its subsidiaries shall, in any country or territory outside of the Territory engage in the sales, marketing, distribution and manufacturing of the Products, either on its own account or in conjunction with any person, firm or company, during the term of this Agreement, save and except with the prior written approval from the Supplier.

14.      CONFIDENTIALITY

14.1 The Distributor and the Supplier shall at all times during the continuance of this Agreement and after its termination use its best endeavours to keep all Restricted Information confidential and accordingly not to disclose any Restricted Information to any other person and not use any Restricted Information for any purpose other than the performance of the obligations under this Agreement. Provided that the Intellectual Property rights under clause 3.3 are not in any way restricted by this clause.

14.2 Any Restricted Information may be disclosed by the Distributor to any customers or prospective customers; any governmental or other authority or regulatory body, or any employees of the Distributor or of any of the aforementioned persons, to such extent only as is necessary for the purposes contemplated by this Agreement, or as it required by law and subject in each case to the Distributor using its best endeavours to ensure that the person in questions keeps the same confidential and does not use the same except for the purposes for which the disclose is made.


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15.      TERMINATION

15.1 Either party shall be entitled forthwith to terminate this Agreement by written notice to the other if:

         15.1.1 that other party commits any breach of any of the provisions of this Agreement and, in the case of a breach capable of remedy, fails to remedy the same within 30 days after receipt of a written notice giving full particulars of the breach and requiring it to be remedied;

         15.1.2 an encumbrancer takes possession or a receiver is appointed over any of the property or assets of that other party;

         15.1.3 that other party goes into liquidation (except for the purposes of amalgamation or reconstruction and in such manner that the company resulting therefrom effectively agrees to be bound by or assume the obligations imposed on that other party under this Agreement); and

         15.1.4 that other party ceases, or threatens to cease, to carry on business.

15.2 The rights to terminate this Agreement given by this clause shall be without prejudice to any other right or remedy of either party in respect of the breach concerned or any other breach.

16.      OBLIGATIONS AFTER EXPIRY/TERMINATION

16.1 The parties hereto agree that the following clauses shall, where applicable, continue to bind the parties hereto upon the expiry or sooner determination of this Agreement:-

16.1.1   Intellectual Property (clauses 3.3 and 8);

16.1.2   Technical and Patents Improvement (clause 9); and

17.      GOVERNING LAW

17.1 This Agreement shall be governed by and construed in accordance with U.S.A. law and the parties hereto agree to submit to the non-exclusive jurisdiction of the United State of America courts as regards any claim or matter arising under this Agreement.

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18.      COMMUNICATION

18.1 Each communication under this Agreement shall be made in writing but, unless otherwise stated, may be made by telex, fax or letter. Each communication or document to be delivered to any party under this Agreement shall be sent to that party at the telex number, fax number or address, and marked for the attention of the person (if any), from time to time designated by that party for the purpose of this Agreement. The initial telex number, fax number, address and person (if any) so designated by each party are set out in SCHEDULE 2 to this Agreement.

18.2 Any communication under this Agreement shall be deemed to have been received (if sent by telex or fax) on the day of dispatch or (in any other case) when left at the address required by clause 18.1 or seven days after being sent by prepaid registered post addressed to that address.

19.      ILLEGALITY

19.1 If any term or provision in this Agreement shall be held to be illegal or unenforceable, in whole or in part, under any enactment or rule of law, such term or provision or part shall to that extent be deemed not to form part of this Agreement but the validity and enforceability of the remainder of this Agreement shall not be affected.

20.      INDEPENDENT LEGAL ADVICE

20.1 The parties hereto are aware that each of them shall have the right to seek independent legal advice before entering into this Agreement.


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IN WITNESS WHEREOF the parties hereto have signed this Agreement on the day and year first above written.

THE SINGING MAHCINE CO. INC.                     ARBITER GROUP PLC.


/s/ Edward Steele                                /s/ Andrew Landesberg
------------------------------------             -------------------------------
By:      Edward Steele                           By:      Andrew Landesberg
Title:   CEO                                     Title:   Managing Director



/s/                                              /s/
------------------------------------             -------------------------------
Signature                                                 Signature
Name of Witness:  John Steele                    Name of Witness:  Maria Hall

Personally Known:
[notary seal]

/s/ Marian McElligott
April 10th , 2003